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                                                                                                                EXHIBIT 11

COMPUTATION OF NET INCOME PER SHARE                                                           MIRAGE RESORTS, INCORPORATED
OF COMMON STOCK
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                                                                       Three Months                    Nine Months
                                                              ----------------------------    ----------------------------
For the periods ended September 30                                 1996            1995            1996            1995
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
Weighted-average shares outstanding                            182,787,603     182,457,082     183,669,140     182,301,718
Common stock equivalents                                        12,229,002      10,552,452      12,378,975       9,652,500
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Weighted-average shares outstanding and common stock
  equivalents used in the computation of primary earnings
  per share                                                    195,016,605     193,009,534     196,048,115     191,954,218
Additional common stock equivalents for fully diluted
  calculation                                                    2,199,432         142,832       2,049,459       1,042,784
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Total shares outstanding assuming full dilution                197,216,037     193,152,366     198,097,574     192,997,002
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Net income                                                     $48,736,000     $45,195,000    $153,922,000    $118,689,000

Primary earnings per share                                           $0.25           $0.23           $0.79           $0.62

Fully diluted earnings per share                                     $0.25           $0.23           $0.78           $0.61
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The above share and common stock equivalent data has been adjusted retroactively to give effect to a two-for-one  split of the Registrant's common stock effective June 17, 1996.
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